________________________________________________________________________________





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 6, 2006

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)

                            _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|x| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications
    pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_______________________________________________________________________________]

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

PURCHASE AGREEMENT

              On September 6, 2006, Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "COMPANY"), King Pharmaceuticals, Inc., a Tennessee corporation ("KING PHARMACEUTICALS"), and King Pharmaceuticals Research and Development, Inc., a Delaware corporation and wholly owned subsidiary of King Pharmaceuticals ("KING R&D", and together with King Pharmaceuticals, "KING") entered into a Purchase Agreement (the "PURCHASE AGREEMENT"), pursuant to which King has agreed to acquire all of the Company's rights in and to Avinza(R) (morphine sulfate extended-release capsules) in the United States, its territories and Canada, including, among other things, all Avinza(R) inventory, equipment, records and related intellectual property, and assume certain liabilities as set forth in the Purchase Agreement (collectively, the "TRANSACTION"). In addition, King has, subject to the terms and conditions of the Purchase Agreement, agreed to offer employment following the closing of the Transaction (the "CLOSING") to certain of the Company's existing sales representatives that support the sale of Avinza(R) or otherwise reimburse the Company for certain agreed upon severance arrangements offered to any such non-hired representatives.

              Pursuant to the Purchase Agreement, at Closing, the Company will be paid a $265 million cash payment (the "CLOSING PAYMENT"), $15 million of which will be funded into an escrow account to support any indemnification claims made by King following the Closing, and King will assume certain liabilities, including a product-related liability owed by the Company to Organon Pharmaceuticals USA Inc. of approximately $48 million. The Closing Payment is subject to adjustment based on the Company's ability to reduce wholesale and retail inventory levels of Avinza(R) to certain targeted levels by Closing in accordance with the Purchase Agreement.

              King has also agreed to pay the Company, in addition to assuming existing royalty obligations owed to Organon Pharmaceuticals USA Inc. and other third parties, a 15% royalty on King's annual net sales of Avinza(R) or any reformulation or derivation thereof for the first 20 months following the later of the Closing or January 1, 2007, and, thereafter through November 25, 2017, as follows:

              o if annual net sales are $200 million or less, 5% of all such net sales;

              o if annual net sales exceed $200 million but do not exceed $250 million, 10% of all such net sales; and

              o if annual net sales exceed $250 million, 10% on all net sales up to and including $250 million, plus 15% of net sales in excess of $250 million.

              In connection with the Transaction, King has committed to loan the Company, at the Company's option, $37.75 million (the "LOAN"). If the Loan is drawn by the Company, amounts outstanding thereunder would be subject to certain market terms, including a 9.75% interest rate and a security interest in Company assets other than those related to Avinza(R). Upon Closing, accrued interest on the Loan would be forgiven and the outstanding principal amount due thereunder would be credited against the Closing Payment. If the Loan is drawn by the Company and the Closing does not occur, accrued interest and the outstanding principal amount due thereunder would become due on January 1, 2007.

              The Purchase Agreement may be terminated by either King or the Company if the Closing has not occurred by December 31, 2006, or upon the occurrence of certain customary matters. In addition, if the Purchase Agreement is terminated under certain circumstances, including a determination by the Company's board of directors to accept an acquisition proposal it deems superior to the Transaction, the Company has agreed to pay King a termination fee of $12 million. The Closing is subject to certain closing conditions, including, but not limited to, Company stockholder approval of the Transaction, the conversion or redemption prior to Closing of all outstanding 6% Convertible Subordinated Notes due 2007 of the Company, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other customary closing conditions.

CONTRACT SALES FORCE AGREEMENT

              Also on September 6, 2006, the Company entered into a Contract Sales Force Agreement (the "SALES AGREEMENT") with King, pursuant to which King has agreed to conduct a detailing program to promote the sale of Avinza(R) for an agreed upon fee, subject to the terms and conditions of the Sales Agreement. Pursuant to the Sales Agreement, King has agreed to perform certain minimum monthly product details, which are to commence no later than October 1, 2006 and continue for a period of six months following such date or until the Closing or earlier termination of the Purchase Agreement. The Company estimates that, assuming the Closing were to occur at the end of December 2006, the amount due to King under the Contract Sales Force Agreement would be approximately $4 million.

              The foregoing descriptions of the Purchase Agreement and the Sales Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements. The Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

           IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

              The Company and its board of directors intend to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the Transaction. The Proxy Statement will contain important information about the Company, King, the Transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

              Investors and security holders will be able to obtain copies of the Proxy Statement and other documents filed with the SEC by the Company and King free of charge through the web site maintained by the SEC at WWW.SEC.GOV. In addition, investors and security holders will be able to obtain copies of the Proxy Statement free of charge from the Company by contacting Ligand Pharmaceuticals Incorporated, Attn: Investor Relations, 10275 Science Center Drive, San Diego, California 92121-1117, (858) 550-7500.

              The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding the Company's directors and executive officers is contained in the Company's Form 10-K for the year ended December 31, 2005 and in Reports on Form 8-K filed with the SEC from time to time. As of August 31, 2006, the Company's directors and executive officers beneficially owned approximately 9,695,891 shares, or 11.99%, of the Company's common stock. A more complete description will be available in the Proxy Statement. Investors and security holders are urged to read the Proxy Statement and the other relevant materials (when they become available) before making any voting or investment decision with respect to the Transaction.



ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT NUMBER       DESCRIPTION
----------------     --------------------

2.1 Purchase Agreement, by and between Ligand Pharmaceuticals Incorporated, King Pharmaceuticals, Inc. and King Pharmaceuticals Research and Development, Inc., dated as of September 6, 2006*

* Schedules 1.1(b) (Pre-Existing Assigned Contracts), 2.6 (Royalties) and 2.8(b) (Inventory Value Adjustments) are attached to end of the Purchase Agreement. All other schedules to the Purchase Agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  LIGAND PHARMACEUTICALS INCORPORATED




    Date : September 11, 2006     By:   /s/  Warner R. Broaddus
                                        _______________________________________
                                  Name:    Warner R. Broaddus
                                  Title:   Vice President, General Counsel &
                                           Secretary

                                  EXHIBIT INDEX



EXHIBIT NUMBER       DESCRIPTION
-----------------    -------------------

2.1 Purchase Agreement, by and between Ligand Pharmaceuticals Incorporated, King Pharmaceuticals, Inc. and King Pharmaceuticals Research and Development, Inc., dated as of September 6, 2006*

* Schedules 1.1(b) (Pre-Existing Assigned Contracts), 2.6 (Royalties) and 2.8(b) (Inventory Value Adjustments) are attached to the end of the Purchase Agreement. All other schedules to the Purchase Agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.